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                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT (the "Agreement") is made this 31st day of January, 1998 by R&G International, an Alabama corporation, having an address at 8200 South Memorial Parkway, Huntsville, AL 35802 (the "landlord"), and IBS Interactive, a Delaware corporation having an address at 8200 South Memorial Parkway, Huntsville, AL 35802 (the "tenant").

                                   WITNESSETH:

         WHEREAS, the Landlord leases to the Tenant, and the Tenant accepts from the landlord, certain premises consisting of approximately 1800 square feet of space (the "Premises") located on the first floor of the building commonly known as 8200 South Memorial Parkway, Huntsville, AL (the "Building").

         Other matters as are hereinafter set forth, all in accordance with an subject to the terms and condition hereinafter set forth;

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which being hereby acknowledged, the parties hereto hereby agree as follows:

         1. Lease Term.

         The Lease shall extend for a period of approximately three years following the Agreement Date.

         2. Rental.

         The Tenant agrees to pay to the Landlord a basic minimum rental for the Premises for the three (3) year term of the lease thereof in the equivalent amount of One Thousand Five Hundred Dollars ($1,500.00) per month in computer services, commencing on the Agreement Date.
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         The computer services which will be provided in exchange for rental payment for the premises include Internet Web Site monitoring and consulting, e-mail accounts and maintenance on the Huntsville mail server, and basic computer hardware troubleshooting.

         3. Miscellaneous.

                  a) This Agreement contains the entire agreement and understanding between the parties with respect to the Premises and the Lease. There are no oral understandings, terms or conditions, and neither party has relied upon any representation, express or implied, not contained herein. All prior understandings, terms or conditions with respect to the Premises and the Lease are hereby deemed merged into this Agreement. This Agreement cannot be changed or supplemented other than in a writing signed by both parties.

                  b) This Agreement shall be binding upon, and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.


WITNESS/ATTEST:                       LANDLORD:


                                      R & G International, Inc.


By: /s/ Candy L. Humphries            By: /s/ Larry Brannan
    --------------------------            --------------------------------
                                              Larry Brannan
                                              Secretary/Treasurer
                                              R & G International


By:                                   By: /s/ Nick Loglisci
    --------------------------            --------------------------------
                                              Nick Loglisci
                                              President
                                              IBS Interactive